Exhibit 99.1

Omega Protein Reports Fishing Vessel Lost in the Gulf of Mexico

HOUSTON, May 19, 2011 – Omega Protein Corporation (NYSE symbol: OME) today reported that late in the evening on May 18, 2011, an Omega Protein vessel, the F/V SANDY POINT, was involved in a collision with a commercial cargo vessel, the EURUS LONDON, in Mississippi waters approximately eight miles south of Gulfport, Mississippi near Ship Island. As a result of the collision, the F/V SANDY POINT took on water and sank.

At the time of the collision, 16 crew members were aboard Omega Protein’s vessel. Authorities have accounted for 13 of Omega Protein’s crew members. A search and rescue effort currently is underway for the remaining 3 crew members.

“We are assisting the U.S. Coast Guard and the Mississippi Department of Marine Resources in the search for our remaining crew members,” said Joe von Rosenberg, Chairman and Chief Executive Officer. “Our main concern at this time is for our missing 3 crew members and their families.”

About Omega Protein

Omega Protein Corporation is a nutrition and wellness company dedicated to delivering healthy products to the animal, human and plant nutrition industries. Omega Protein’s marine product lines are sourced from menhaden, an Omega-3 rich fish harvested along the Atlantic and Gulf coasts.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projects, predictions and estimates. Some statements in this press release may be forward-looking and use words like “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the effect of the vessel collision on the Company’s business, financial condition or results of operations, or (2) the effect of the vessel collision on the Company’s insurance program or premiums. Other factors are described in further detail in Omega’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K.

CONTACT:

Investor Relations, (713) 623-0060 OR hq@omegahouston.com

Web site: www.omegaproteininc.com

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